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                                                                     EXHIBIT 5.2



                                  June 28, 1999




AMF Bowling, Inc.
8100 AMF Drive
Richmond, Virginia  23111

Ladies and Gentlemen:

     In connection with the registration of 27,998,929 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of AMF Bowling, Inc. (the "Company") and of the subscription rights (the "Rights") which are exercisable for the Shares under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 5, 1999 (File No. 333-77763), as amended by Amendment No. 1 filed with the Commission on June 28, 1999 (collectively, and as it may be further amended, the "Registration Statement"), you have requested our opinion with respect to the following matters.

     In connection with the delivery of this opinion, we have examined originals or copies of the Restated Certificate of Incorporation and Restated By-Laws of the Company as set forth as exhibits to the Registration Statement, the Registration Statement, the form of right certificate representing the Rights, the form of stock certificate to represent the Shares after issuance and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization and issuance of the Rights and the authorization, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon
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AMF Bowling, Inc.
June 28, 1999
Page 2



representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

     Based on such examination and review, and subject to the foregoing and the effectiveness of the Registration Statement, we are of the opinion that (i) upon the distribution of the Rights pro rata to holders of the Common Stock (the "Rights Offering") as described in the Registration Statement and the prospectus constituting a part thereof (the "Prospectus"), the Rights will be duly authorized and validly issued and (ii) upon the issuance, delivery and sale against payment therefor pursuant to the Rights Offering as described in the Registration Statement and the Prospectus, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Wachtell, Lipton, Rosen & Katz

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